Exhibit 99
                                                                      ----------


                             Computational Materials
                            UACSC 2001-C Owner Trust
--------------------------------------------------------------------------------

            $62,105,000 Class A-1 Automobile Receivable Backed Notes $89,627,000 Class A-2 Automobile Receivable Backed Notes $67,659,000 Class A-3 Automobile Receivable Backed Notes $90,809,000 Class A-4 Automobile Receivable Backed Notes
             $19,800,000 Class B Automobile Receivable Backed Notes


                         UAC Securitization Corporation
                                     Seller

                          Union Acceptance Corporation
                                    Servicer


                                 Computational
                                   Materials

     The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 2001-C Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

     These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

     The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

     The information in the computational materials has been prepared by the seller. None of the underwriters, Banc of America Securities LLC ("Banc of America"), First Union Securities, Inc. ("First Union") nor any of their affiliates makes any representation as to the accuracy or completeness of the information in the computational materials.

     The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

     The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be fiduciaries or advisors, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to the Employee Retirement Income Security Act of 1974, as amended, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

     Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

     You may obtain the prospectus supplement and accompanying prospectus by contacting the Banc of America Syndicate Desk at (704) 386-9690 or the First Union Syndicate Desk at (704) 383-7727.


     [THE FOLLOWING LANGUAGE APPEARS AT THE BOTTOM OF EVERY PAGE HEREAFTER]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your financial advisor at Banc of America or First Union immediately.

                            UACSC 2001-C Owner Trust
                            Computational Materials
                              Subject to Revision
                         Dated as of September 20, 2001


                                SUMMARY OF TERMS

     The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Principal Terms" on page 29 of these materials.


Issuer

The UACSC 2001-C Owner Trust, a Delaware business trust, will issue the notes described in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

BNY Midwest Trust Company, a subsidiary of The Bank of New York, will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Initial Cut-Off Date

The initial cut-off date will be the close of business on September 24, 2001. Receivables included in the trust will have been initially acquired by UAC on or before this date. After the initial cut-off date, subsequent receivables may be transferred to the trust during the funding period.

Statistical Cut-off Date

The statistical cut-off date is the close of business on September 7, 2001. This is the date we used in preparing the statistical information presented in these materials. As of such date the aggregate principal balance of the receivables was $237,198,347.61. Such statistical information does not reflect the inclusion of additional receivables in the aggregate principal amount of approximately $32,801,652, which will have been initially acquired by UAC before the initial cut-off date.

Closing Date

The closing date will be on or about September 27, 2001.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in these materials. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

               Interest Rate      Initial Aggregate
Class           (per annum)       Principal Balance
-----           -----------       -----------------
A-1                                 $ 62,105,000
A-2                                 $ 89,627,000
A-3                                 $ 67,659,000
A-4                                 $ 90,809,000
 B                                  $ 19,800,000

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on November 8, 2001 and will be made to holders of record of the notes as of the record date, which will be the business day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date (other than the initial payment date) is the calendar month immediately preceding the calendar month in which such payment date occurs. The collection period with respect to the initial payment date will begin on September 24, 2001 and end on October 31, 2001.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

     (1)  1/360th of the interest rate for the class A-1 notes;

     (2) the actual number of days from the previous payment date through the day before the related payment date; and

     (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

     (1)  one-twelfth  of the interest  rate  applicable to such class of notes;
          and

     (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of November 8, 2001 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that every month has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. See "Risk Factors -- Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in these materials.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

       Class               Final Maturity Date
       -----               -------------------
        A-1                October 8, 2002
        A-2                January 10, 2005
        A-3                April 10, 2006
        A-4                February 8, 2008
         B                 November 9, 2009

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o a pool of simple interest and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used vehicles, which are expected to have an aggregate principal amount on September 24, 2001, of approximately $270,000,000;

     o certain monies (including accrued interest) due in respect of the receivables as of and after September 24, 2001, but excluding accrued interest paid before the closing date;

     o security interests in the related vehicles financed through the receivables;

     o funds on deposit in a collection account, a spread account and a pre-funding account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the notes; and

     o certain rights under the agreements by which the receivables are sold from the Funding Subsidiaries to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in these materials.

Pre-Funding Feature

Approximately $60,000,000 of the proceeds of the notes will be held by the indenture trustee in a pre-funding account and will be used to purchase subsequent receivables from the seller. The trust will purchase the subsequent receivables from time to time on or before November 15, 2001, from funds on deposit in the pre-funding account.

We do not expect these subsequent receivables to be materially different from the receivables acquired by the trust on the closing date. See "The Receivables Pool -- Eligibility Criteria" in these materials.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date and on each subsequent transfer date in connection with the transfer of subsequent receivables to the trust, we will deposit into the spread account the amount, if any, required by the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3) interest earned on funds on deposit in the collection account and the pre-funding account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables;

     (6) any amount remaining in the pre-funding account after November 15, 2001;

     (7)  the pre-funding reserve amount for such payment date; and

     (8) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer.

If the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust), and

     (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders after an event of default under the indenture),

the indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) to make such payments. If the amount in the spread account is not sufficient to make such payments, the indenture trustee will draw on the policy to make payments to the noteholders.

If the amount on deposit in the spread account is zero and there is a default under the policy, amounts to be distributed to the noteholders will be reduced in the following order:

     (1)  class B monthly principal,

     (2)  class B monthly interest,

     (3)  class A monthly principal, pro rata, and

     (4)  class A monthly interest, pro rata.

Any losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss If There is a Default Under the Policy" and "-- Some Notes are More at Risk than Others If There are Losses on the Receivables" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount will be set forth in the indenture.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, the UAC funding subsidiaries participating in the transaction (the "Funding Subsidiaries"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to the amount set forth in the indenture (unless waived by the insurer). The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is guaranteed by the policy and is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or any of the Funding Subsidiaries under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be:

(a)  the sum of:

     (1)  the monthly servicing fee;

     (2)  monthly interest;

     (3) the lesser of (i) the outstanding aggregate principal balance of the notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (ii) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal; less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and, subject to the terms of the policy, will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal on the notes. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy and still has obligations under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. The rights and remedies are further described under "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1)  100% of the outstanding aggregate principal balance of the notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes, at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Mandatory Redemption

If any amounts remain in the pre-funding account on November 15, 2001, certain classes of notes will be redeemed in part on the immediately succeeding payment date. The principal amount of each class of notes to be prepaid will be an amount equal to that class's pro rata share of the amounts remaining in the pre-funding account. However, if the aggregate amount remaining in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal amount of the class of notes then entitled to receive principal distributions.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate and the class B interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o    the class A notes will be characterized as debt,

     o    the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the indenture trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person, a tax-exempt entity or an individual who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                   Rating
                        ---------------------------
      Class             Moody's                 S&P
      -----             -------                 ---
       A-1                P-1                   A-1+
       A-2                Aaa                   AAA
       A-3                Aaa                   AAA
       A-4                Aaa                   AAA
        B                 Aaa                   AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. While exemptive relief may be available to permit benefit plans to purchase the class B notes, benefit plan fiduciaries should consult with their tax and legal advisors regarding the consequences of the class B notes being characterized as equity for federal income tax purposes. Specifically, benefit plan fiduciaries should be aware that such characterization would cause income on the class B notes to be considered "unrelated business taxable income" for tax-exempt investors, including benefit plans.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other investment considerations described in these materials as you decide whether to purchase the notes.

If All Money on Deposit in the              Our  ability to  acquire  sufficient
Pre-funding Account Is Not Used to          subsequent  automobile   receivables
Purchase Subsequent Receivables, You        for  further  transfer  to the trust
May Be Exposed to Reinvestment Risk.        may  be  affected  by a  variety  of
                                            social   and    economic    factors,
                                            including       interest      rates,
                                            unemployment  levels,  the  rate  of
                                            inflation and consumer perception of
                                            economic conditions generally.

                                            If sufficient subsequent receivables
                                            are not acquired to use all money on
                                            deposit in the  pre-funding  account
                                            by  November  15,  2001,  we will be
                                            obligated to redeem a portion of all
                                            or some  classes of the notes.  If a
                                            mandatory   redemption  occurs,  you
                                            will receive a principal prepayment.
                                            You   will    bear   the   risk   of
                                            reinvesting any prepayment.

                                            If you are repaid  principal  on the
                                            notes  earlier than you expect,  you
                                            may  not be  able  to  reinvest  the
                                            principal repaid to you at a rate of
                                            return that is at least equal to the
                                            rate of return on your notes.

You May Not Be Able to Resell the Notes.    There  is   currently  no  secondary
                                            market    for   the    notes.    The
                                            underwriters   currently  intend  to
                                            make a market  to  enable  resale of
                                            the   notes,   but  are   under   no
                                            obligation  to do so.  As  such,  we
                                            cannot  assure you that a  secondary
                                            market  will  develop for your notes
                                            or, if one does  develop,  that such
                                            market   will   provide   you   with
                                            liquidity of  investment  or that it
                                            will  continue  for the life of your
                                            notes.

The Notes Are Obligations of the Trust      The  notes  are  obligations  of the
Only and Are Not Guaranteed by Any          trust only and do not  represent  an
Other Party.                                interest  in or  obligation  of  the
                                            seller, UAC, any of their affiliates
                                            or any other  party or  governmental
                                            body.  Except  for the  policy,  the
                                            notes  have  not  been   insured  or
                                            guaranteed    by   any    party   or
                                            governmental body. See "The Insurer"
                                            in these materials.

The Amount in the Spread Account May        If the amount of available  funds on
Not Be Sufficient to Assure Payment         any payment  date is not  sufficient
of Principal and Interest.                  to pay monthly  interest and monthly
                                            principal  (after payment of amounts
                                            owed to the  servicer)  to you,  the
                                            indenture   trustee  will   withdraw
                                            funds from the spread account, up to
                                            the  full  balance  of the  funds on
                                            deposit in such account.


                                            The  amount on deposit in the spread
                                            account may increase over time to an
                                            amount equal to the required  spread
                                            amount.  We cannot  assure  you that
                                            such  growth  will occur or that the
                                            balance in the spread  account  will
                                            always  be   sufficient   to  assure
                                            payment in full of monthly  interest
                                            and monthly principal. If the amount
                                            on deposit in the spread  account is
                                            reduced to zero (after giving effect
                                            to all deposits and withdrawals from
                                            the spread  account),  the indenture
                                            trustee   will   then  draw  on  the
                                            policy,  up to the policy amount, in
                                            an  amount  equal  to any  remaining
                                            shortfall  of monthly  interest  and
                                            monthly principal.

You May Incur a Loss If There Is a          If the spread  account is reduced to
Default Under the Policy.                   zero and the insurer  defaults under
                                            the  policy,  the trust will  depend
                                            solely on payments  on and  proceeds
                                            from   the   receivables   to   make
                                            payments  on the notes.  The insurer
                                            will default  under the policy if it
                                            fails to pay any required  amount to
                                            the trust when due,  for any reason,
                                            including  the   insolvency  of  the
                                            insurer.

                                            If   the   trust   does   not   have
                                            sufficient  funds to fully  make the
                                            required  payments to noteholders on
                                            a payment  date  during a default by
                                            the    insurer,    amounts   to   be
                                            distributed  on the  notes  on  such
                                            payment   date  will   generally  be
                                            reduced in the following order:

                                            1. class B monthly principal,


                                            2. class B monthly interest,

                                            3. class  A  monthly  principal, pro
                                               rata, and

                                            4. class  A  monthly  interest,  pro
                                               rata.

                                            See   "The   Receivables   Pool   --
                                            Delinquencies  and Net  Losses"  and
                                            "--   Delinquency  and  Credit  Loss
                                            Experience" in these materials.

Some Notes Are More at Risk Than Others Principal will be paid on the notes If There Are Losses on the Receivables. in alpha-numeric order, beginning with the class A-1 notes and  ending
                                            with the class B notes, with certain
                                            exceptions  noted in these materials
                                            if  an  indenture   default  occurs.
                                            Because  payments of principal  will
                                            be  applied  first to the  class A-1
                                            notes,   second  to  the  class  A-2
                                            notes, third to the class A-3 notes,
                                            fourth  to the  class  A-4 notes and
                                            finally to the class B notes, if the
                                            insurer  defaults  under the  policy
                                            after the class A-1 notes  have been
                                            fully or partially repaid and before
                                            the other classes of notes have been
                                            fully     repaid,     delinquencies,
                                            defaults and losses  experienced  on
                                            the   receivables    will   have   a
                                            disproportionately greater effect on
                                            the   classes  of  notes  which  pay
                                            principal to noteholders later.

Some Payments on the Notes Are              Interest due on the class B notes is
Subordinate to Other Payments               subordinate  in  priority of payment
on the Notes.                               to  interest  due  on  the  class  A
                                            notes,  and,  on the final  maturity
                                            date for a class of class A notes or
                                            after an event of default  under the
                                            indenture, interest due on the class
                                            B notes is subordinated to principal
                                            due on such class A notes. Principal
                                            due  on  the   class  B   notes   is
                                            subordinated    to   principal   and
                                            interest  due on the  class A notes.
                                            Consequently,   after  an  event  of
                                            default  under  the  Indenture,  the
                                            class B noteholders will not receive
                                            any interest on a payment date until
                                            the full  amount of  interest on the
                                            class  A notes  due on such  payment
                                            date has  been  paid,  and,  if such
                                            payment  date  is  on or  after  the
                                            final  maturity  date for a class of
                                            class A notes or an event of default
                                            under  the  indenture,  the  class B
                                            noteholders  will  not  receive  any
                                            interest until all principal on such
                                            class A notes has been paid in full.
                                            No  principal  will  be  paid on the
                                            class B notes  until  each  class of
                                            class A notes has been paid in full.

                                            In the  event  of a  default  by the
                                            insurer,  the class B notes  will be
                                            more at risk  than the class A notes
                                            due to  delinquencies,  defaults and
                                            losses     experienced     on    the
                                            receivables.

Noteholders Have a Limited Right to         The  insurer  is the only party that
Declare Indenture Defaults or               has  the   right   to   declare   an
Remedies.                                   indenture  default  and  control the
                                            remedy for such default,  unless the
                                            insurer  is  in  default  under  the
                                            policy,    in    which    case   the
                                            noteholders  will  have  such  right
                                            subject   to    applicable    voting
                                            requirements.

                                            If an indenture default occurs,  the
                                            insurer   or,  in  certain   limited
                                            circumstances, the noteholders, will
                                            have  the  right to  accelerate  the
                                            payment  of  principal  of the notes
                                            and,   possibly,   to   direct   the
                                            indenture  trustee to liquidate  the
                                            trust property.

                                            Following an indenture default,  the
                                            indenture   trustee  and  the  owner
                                            trustee  will   continue  to  submit
                                            claims  under  the  policy to enable
                                            the  trust to make  payments  to the
                                            noteholders  each  month.   However,
                                            following an indenture default,  the
                                            insurer  may elect to prepay  all or
                                            any   portion  of  the   outstanding
                                            notes, plus accrued interest.

A Change in the Note Ratings May            Moody's    Investors   Service   and
Adversely Affect the Notes.                 Standard & Poor's  Ratings  Services
                                            are the rating  agencies  rating the
                                            notes.  The  rating for any class of
                                            notes will  reflect only the view of
                                            the  relevant   rating  agency.   We
                                            cannot  assure  you  that  any  such
                                            rating will  continue for any period
                                            of time or that any rating  will not
                                            be revised or withdrawn  entirely by
                                            such   rating   agency  if,  in  its
                                            judgment,  circumstances so warrant.
                                            A  revision  or  withdrawal  of such
                                            rating may have an adverse effect on
                                            the  liquidity  and market  price of
                                            your  notes.   A  rating  is  not  a
                                            recommendation  to buy, sell or hold
                                            the notes.

The Transfer of Subsequent Receivables to Because the subsequent receivables the Trust May Alter the Characteristics are not included in the initial
of the Receivables Pool.                    receivables,  the receivables pool's
                                            characteristics  after the  transfer
                                            of  subsequent  receivables  to  the
                                            pool  may  vary  from  the   initial
                                            receivables pool's  characteristics.

                             FORMATION OF THE TRUST

The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

     o acquiring, managing and holding the receivables and related interests described in these materials;

     o    issuing the notes and the certificate;

     o    making payments and  distributions  on the notes and the  certificate;
          and

     o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

     Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

     The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

Eligibility Criteria

     The receivables were or will be selected from the portfolios of the Funding Subsidiaries for purchase by the seller according to several criteria, including that each receivable:

     o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.90% of the aggregate principal balance of the receivables as of the statistical cut-off date consist of receivables that have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

     o has a remaining maturity of not more than 84 months and not less than three months;

     o provides for level monthly payments that fully amortize the amount financed over the original term; and

     o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 4.70%.

     No selection procedures adverse to the noteholders were or will be utilized in selecting the receivables (including the subsequent receivables) to be conveyed to the trust.

     The Funding Subsidiaries will not transfer any subsequent receivables to the trust unless, as of each subsequent cut-off date, each subsequent receivable satisfies the receivable eligibility criteria specified in this section. In addition, the trust's obligation or right to purchase the subsequent receivables is subject to the condition that all of the receivables held by the trust, including the subsequent receivables to be transferred, meet the following criteria after the transfer of the subsequent receivables:

     o    not  more  than  75%  of  the  aggregate   principal  balance  of  the
          receivables will represent used vehicles;

     o the receivables' weighted average contract rate will not be less than 11.75%;

     o the receivables' weighted average remaining term on the related subsequent cut-off date will not be greater than 73 months;

     o    not  more  than  12%  of  the  aggregate   principal  balance  of  the
          receivables will have been originated in the State of Texas; and

     o no receivable will have a final scheduled payment date later than January 31, 2009.

     Because the subsequent receivables are not included in the initial receivables, the receivables pool's characteristics after the transfer of subsequent receivables to the pool may vary from the initial receivables pool's characteristics. However, because the subsequent receivables must satisfy the eligibility criteria, we do not expect the characteristics of the receivables pool to be materially different.

Composition

     The statistical information presented in these materials is based on the receivables as of the statistical cut-off date, which is September 7, 2001.

     o As of the statistical cut-off date, the receivables have an aggregate principal balance of $237,198,347.61.

     o As of the initial cut-off date, the receivables are expected to have an aggregate principal balance of approximately $270,000,000.

     o The seller will acquire additional receivables after the statistical cut-off date but before the initial cut-off date and the seller will acquire subsequent receivables after the initial cut-off date. In addition, some amortization of the receivables will occur after the statistical cut-off date, and some receivables included as of the statistical cut-off date may prepay in full or may be determined not to meet the eligibility requirements regarding the receivables and may not, therefore, be included in the trust. As a result, the statistical distribution of characteristics as of the initial cut-off date will vary from the statistical distribution of characteristics as of the statistical cut-off date. However, the variance in statistical distribution of characteristics should not be material.

     As of the statistical cut-off date:

     o    the  weighted   average   remaining   term  of  the   receivables   is
          approximately 70 months;

     o approximately 99.96% of the aggregate principal balance of the receivables are simple interest contracts which provide for equal monthly payments;

     o approximately 0.04% of the aggregate principal balance of the receivables are precomputed receivables originated in the State of California, and all of such precomputed receivables are rule of 78's receivables; and

     o approximately 30.08% of the aggregate principal balance of the receivables represent financing of new vehicles, and the remainder of the receivables represent financing of used vehicles.

     Receivables representing approximately 11% of the aggregate principal balance of the receivables as of September 7, 2001, were originated in the State of Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.

 Composition of the Receivables by Financed Vehicle Type as of September 7, 2001

                                                                   Percent                            Percent of
                                                                  of Total           Aggregate        Aggregate
                                                   Number of      Number of          Principal        Principal
                                                  Receivables    Receivables(1)       Balance         Balance(1)
                                                  -----------    --------------      ---------        -----------
New..............................................     3,832          24.09%       $ 71,358,443.41      30.08%
Used.............................................    12,076          75.91         165,839,904.20      69.92
                                                     ------         ------        ---------------     ------
All Receivables..................................    15,908         100.00%       $237,198,347.61     100.00%
                                                     ======         ======        ===============     ======

                                                                    Weighted         Weighted         Weighted
                                                   Original          Average          Average          Average
                                                   Principal        Contract         Remaining        Original
                                                    Balance           Rate            Term(2)          Term(2)
                                                   ---------        --------         ---------        --------
New.........................................    $ 82,477,601.06      11.27%          73.39 mos.       79.87 mos.
Used........................................     195,540,116.46      12.29%          69.10 mos.       74.69 mos.
                                                ---------------
All Receivables.............................    $278,017,717.52      11.98%          70.39 mos.       76.25 mos.


-------------------------
(1)  Sum may not equal 100% due to rounding.
(2)  Based on scheduled maturity and assuming no prepayments of the receivables.

         Distribution of the Receivables by Financed Vehicle Model Year
                            as of September 7, 2001

                                                                  Percent                            Percent
                                                                 of Total          Aggregate      of Aggregate
                                               Number of         Number of         Principal        Principal
Model Year                                    Receivables     Receivables(1)        Balance          Balance(1)
-----------------                             -----------     --------------       ---------      -------------
1991 and earlier..........................        341             2.14%        $    973,490.40         0.41%
1992......................................        425             2.67            1,607,103.56         0.68
1993......................................        657             4.13            3,005,779.63         1.27
1994......................................        860             5.41            5,076,723.89         2.14
1995......................................      1,246             7.83            9,987,104.05         4.21
1996......................................      1,594            10.02           15,727,840.78         6.63
1997......................................      1,525             9.59           21,274,794.47         8.97
1998......................................      2,075            13.04           34,410,332.01        14.51
1999......................................      1,787            11.23           32,981,664.06        13.90
2000......................................      1,863            11.71           35,040,506.12        14.77
2001......................................      3,313            20.83           72,058,266.90        30.38
2002......................................        222             1.40            5,054,741.74         2.13
                                               ------           ------         ---------------       ------
      Total...............................     15,908           100.00%        $237,198,347.61       100.00%
                                               ======           ======         ===============       ======

------------------------
(1) Sum may not equal 100% due to rounding.


    Distribution of the Receivables by Contract Rate as of September 7, 2001

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal         Principal
Contract Rate Range                           Receivables      Receivables(1)      Balance           Balance(1)
-------------------                           -----------      --------------     ---------       -------------
  Less than 7.000%.........................          51           0.32%        $    751,706.34         0.32%
   7.000 to 7.999%.........................         185           1.16            2,887,888.90         1.22
   8.000 to 8.999%.........................         513           3.22            8,523,775.73         3.59
   9.000 to 9.999%.........................       1,324           8.32           24,587,505.38        10.37
 10.000 to 10.999%.........................       2,400          15.09           43,170,089.59        18.20
 11.000 to 11.999%.........................       2,892          18.18           47,794,006.93        20.15
 12.000 to 12.999%.........................       3,152          19.81           46,281,624.17        19.51
 13.000 to 13.999%.........................       2,775          17.44           33,953,347.56        14.31
 14.000 to 14.999%.........................       1,642          10.32           18,838,266.31         7.94
 15.000 to 15.999%.........................         592           3.72            6,904,083.46         2.91
 16.000 to 16.999%.........................         206           1.29            2,056,950.26         0.87
 17.000 to 17.999%.........................          84           0.53              715,653.09         0.30
 18.000 to 18.999%.........................          74           0.47              663,604.73         0.28
 19.000 to 19.999%.........................           4           0.03               29,391.67         0.01
 20.000 to 20.999%.........................           5           0.03                5,105.23         0.00
 21.000 to 21.999%.........................           5           0.03               20,301.73         0.01
 22.000 to 22.999%.........................           3           0.02               13,450.92         0.01
 25.000 to 25.999%.........................           1           0.01                1,595.61         0.00
                                                 ------         ------         ---------------       ------
       Total...............................      15,908         100.00%        $237,198,347.61       100.00%
                                                 ======         ======         ===============       ======

-----------------------
(1) Sum may not equal 100% due to rounding.

    Distribution of the Receivables by Remaining Term as of September 7, 2001

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal         Principal
Remaining Term Range                          Receivables      Receivables(1)      Balance           Balance(1)
--------------------                          -----------      --------------     ---------       -------------
    0 to 12 months.........................         893           5.61%        $  2,217,974.38         0.94%
   13 to 24 months.........................       2,071          13.02           10,778,535.75         4.54
   25 to 36 months.........................         796           5.00            6,797,419.95         2.87
   37 to 48 months.........................         376           2.36            3,670,047.23         1.55
   49 to 60 months.........................       1,748          10.99           23,988,410.24        10.11
   61 to 72 months.........................       3,812          23.96           64,168,200.84        27.05
   73 to 84 months.........................       6,212          39.05          125,577,759.22        52.94
                                                 ------         ------         ---------------       ------
           Total...........................      15,908         100.00%        $237,198,347.61       100.00%
                                                 ======         ======         ===============       ======

-------------------------
(1)  Sum may not equal 100% due to rounding.


       Geographic Distribution of the Receivables as of September 7, 2001

                                                  Percent                               Percent
                                                 of Total            Aggregate        of Aggregate
                               Number of         Number of           Principal         Principal
State (1) (2)                 Receivables     Receivables(3)          Balance            Balance(3)
----------------------        -----------     --------------         ---------        -------------
Arizona .....................      451             2.84%           $ 6,887,434.51         2.90%
California ..................      862             5.42             11,593,122.48         4.89
Colorado ....................      283             1.78              4,269,287.03         1.80
Connecticut .................       88             0.55              1,588,762.12         0.67
Delaware ....................       82             0.52              1,477,040.55         0.62
Florida .....................      856             5.38             11,988,407.63         5.05
Georgia .....................      614             3.86             10,595,377.50         4.47
Idaho .....................         45             0.28                744,269.21         0.31
Illinois ....................    1,168             7.34             16,821,157.52         7.09
Indiana .....................      619             3.89              8,485,758.53         3.58
Iowa .....................         384             2.41              5,441,909.59         2.29
Kansas .....................        92             0.58              1,548,751.93         0.65
Kentucky ....................      355             2.23              5,867,079.60         2.47
Maine .....................        249             1.57              4,344,480.57         1.83
Maryland ....................      260             1.63              3,641,209.22         1.54
Massachusetts ...............      355             2.23              5,901,277.40         2.49
Michigan ....................      419             2.63              6,506,740.73         2.74
Minnesota ...................      271             1.70              4,694,678.99         1.98
Missouri ....................      401             2.52              6,443,332.04         2.72
Nebraska ....................      123             0.77              1,946,343.02         0.82
Nevada .....................       103             0.65              1,884,785.17         0.79
New Hampshire ...............      174             1.09              2,845,908.93         1.20
New Jersey ..................       76             0.48              1,324,082.65         0.56
New Mexico ..................      129             0.81              1,873,734.37         0.79
New York ....................      229             1.44              3,570,326.49         1.51
North Carolina ..............    1,362             8.56             19,632,439.90         8.28
Ohio .....................         728             4.58              9,138,657.33         3.85
Oklahoma ....................      746             4.69             10,175,530.19         4.29
Oregon .....................       102             0.64              1,567,298.73         0.66
Pennsylvania ................      208             1.31              3,367,638.02         1.42
Rhode Island ................        6             0.04                109,881.56         0.05
South Carolina ..............      478             3.00              6,870,751.66         2.90
South Dakota ................        6             0.04                125,545.00         0.05
Tennessee ...................      495             3.11              8,009,092.10         3.38
Texas .....................      1,697            10.67             25,336,135.05        10.68
Utah .....................         156             0.98              2,805,010.77         1.18
Vermont .....................       59             0.37              1,013,469.54         0.43
Virginia ....................      749             4.71              9,957,167.00         4.20
Washington ..................      158             0.99              2,896,087.89         1.22
Wisconsin ...................      270             1.70              3,908,385.09         1.65
                                ------           ------           ---------------       ------
   Total.....................   15,908           100.00%          $237,198,347.61       100.00%
                                ======           ======           ===============       ======

------------------
(1)  Based on address of the dealer selling the related financed vehicle.
(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.
(3)  Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

     We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the prime fixed rate retail vehicle receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                                                                Delinquency Experience (1)

                                                                       At June 30,
                                   ----------------------------------------------------------------------------
                                             1999                      2000                       2001
                                   -----------------------   -------------------------  -----------------------
                                                              (Dollars in thousands)
                                    Number of                 Number of                  Number of
                                   Receivables    Amount     Receivables     Amount     Receivables    Amount
                                   -----------    ------     -----------     ------     -----------    ------
Servicing portfolio.................  213,746   $2,464,371     235,732     $2,848,150     256,252    $3,192,472
Delinquencies
   30-59 days.......................    3,962   $   41,475       4,204     $   45,442       5,247        61,316
   60-89 days.......................    1,614       16,654       2,176         25,250       2,841        36,194
   90 days or more..................      670        6,754         886          9,710       1,219        14,805
                                     --------   ----------     -------     ----------     -------    ----------
Total delinquencies.................    6,246   $   64,883       7,266     $   80,402       9,307    $  112,315
                                     ========   ==========     =======     ==========     =======    ==========
Total delinquencies as a percent of
   servicing portfolio..............    2.92%        2.63%       3.08%          2.82%       3.63%         3.52%

                                                                Credit Loss Experience (1)
                                                                    Year Ended June 30,
                                   ----------------------------------------------------------------------------
                                             1999                      2000                       2001
                                   -----------------------   -------------------------  -----------------------
                                                              (Dollars in thousands)
                                    Number of                 Number of                  Number of
                                   Receivables    Amount     Receivables     Amount     Receivables    Amount
                                   -----------    ------     -----------     ------     -----------    ------
Avg. servicing portfolio(2).........  202,187   $2,269,177     221,948     $2,610,803     258,025    $3,223,966
Gross charge-offs...................    7,752   $   82,437       8,548     $   95,815      10,809    $  132,415
Recoveries (3)......................                32,526                     38,863                    52,381
                                                ----------                 ----------                ----------
Net losses..........................            $   49,911                 $   56,952                $   80,034
                                                ==========                 ==========                ==========
Gross charge-offs as a %  of average
   servicing portfolio(4)...........    3.83%        3.63%       3.85%          3.67%       4.19%         4.11%
Recoveries as a % of gross
   charge-offs......................                39.45%                     40.56%                    39.56%
Net losses as a % of average
   servicing portfolio(4)...........                 2.20%                      2.18%                     2.48%

----------------------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC, except to the extent of representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

Delinquency and Credit Loss Experience

     As indicated in the foregoing delinquency experience table, the delinquency percentage for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over was 3.52% at June 30, 2001, compared to 2.82% at June 30, 2000, and 2.63% at June 30, 1999.

     As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $80.0 million for the year ended June 30, 2001, or 2.48% of the average servicing portfolio, compared to approximately $57.0 million, or 2.18%, for the year ended June 30, 2000, and approximately $49.9 million, or 2.20%, for the year ended June 30, 1999.

     The Company has seen modest increases in delinquency and credit loss percentages during the fiscal year ended June 30, 2001. Beginning in January 2001, the Company anticipated that the delinquency percentage would increase throughout the remaining fiscal year due to the decrease in the servicing portfolio as a result of the reduction in acquisition volume during the second half of fiscal 2001. In addition, the Company has seen an increase in Bankruptcy filings, in part due to the proposed Bankruptcy Reform Act.

     Recoveries as a percentage of gross charge-offs on UAC's prime automobile portfolio were 39.56% for the year ended June 30, 2001, compared to 40.56% for the year ended June 30, 2000, and 39.45% for the year ended June 30, 1999. Overall recovery percentages have been relatively stable over the past two years, bolstered in part by the significantly higher recovery rates UAC is able to realize by disposing of repossessed vehicles throughout its retail operation rather than at auction. Approximately 11% of repossessed automobiles were sold at UAC's retail operation during the year ended June 30, 2001.

     UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default and principal in respect of required repurchases or purchases of receivables by UAC or the servicer), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

     Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables on pages 24 to 26 have been prepared on the basis of certain assumptions, including that:

     o all payments on the receivables are made on the last day of each month and include 30 days of interest beginning (in the case of receivables acquired by the trust as of the closing date) in September 2001;

     o principal payments on the notes are paid in cash on the eighth calendar day of each month;

     o    the closing date will be September 27, 2001;

     o no defaults or delinquencies in the payment of any of the receivables occur;

     o all of the money in the pre-funding account is used to purchase subsequent receivables on October 1, 2001;

     o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

     o the servicer exercises its rights with respect to the optional purchase of the receivables in the first collection period that it is entitled to exercise such rights.

     The tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into 13 hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                    Weighted Average        Weighted Average
          Cut-off Date      Weighted Average        Original Term to        Remaining Term to
 Pool   Principal Balance     Contract Rate       Maturity (in Months)    Maturity (in Months)    Cut-off Date
 ----   -----------------   ----------------      --------------------    --------------------    ------------
   1     $  19,112,728.44        13.552%                     81                      22          September 1, 2001
   2         4,659,036.08        11.425%                     43                      42          September 1, 2001
   3        22,572,618.23        11.651%                     60                      59          September 1, 2001
   4        61,773,937.71        11.827%                     70                      70          September 1, 2001
   5       129,080,027.15        11.904%                     82                      81          September 1, 2001
   6           700,752.68        11.425%                     43                      43          September 1, 2001
   7         3,395,084.83        11.651%                     60                      60          September 1, 2001
   8         9,291,246.43        11.827%                     70                      70          September 1, 2001
   9        19,414,568.45        11.904%                     82                      82          September 1, 2001
   10        1,281,800.08        11.425%                     43                      43           October 1, 2001
   11        6,210,208.17        11.651%                     60                      60           October 1, 2001
   12       16,995,326.32        11.827%                     70                      70           October 1, 2001
   13       35,512,665.43        11.904%                     82                      82           October 1, 2001
          ---------------
   Total  $330,000,000.00
          ===============

     The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 24 to 26. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate. In addition, the diverse terms of receivables within each of the 13 hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

================================================================================
     Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 24 to 26 are based

     The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

     The tables on pages 24 to 26 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 22 and 23 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).
================================================================================

                   Percent of Initial Note Balance at Various ABS Percentages (1)
                                          Class A-1 Notes                             Class A-2 Notes
                            -----------------------------------------   -----------------------------------------
Payment Date                  1.0%     1.4%     1.6%     1.8%    2.5%     1.0%     1.4%     1.6%    1.8%     2.5%
------------                ------   ------   ------   ------  ------   ------   ------   ------  ------   ------
Closing Date............... 100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%   100.0%
  1 November, 2001.........  78.7%    72.0%    58.5%    44.6%   38.2%   100.0%   100.0%   100.0%  100.0%   100.0%
  2 December, 2001.........  67.3%    57.2%    37.8%    31.2%   21.4%   100.0%   100.0%   100.0%  100.0%   100.0%
  3 January, 2002..........  56.0%    42.8%    21.6%    17.8%    4.7%   100.0%   100.0%   100.0%  100.0%   100.0%
  4 February, 2002.........  44.8%    28.6%     9.3%     4.7%    0.0%   100.0%   100.0%   100.0%  100.0%    91.8%
  5 March, 2002............  33.6%    14.7%     0.0%     0.0%    0.0%   100.0%   100.0%    98.1%   94.2%    80.6%
  6 April, 2002............  22.6%     1.2%     0.0%     0.0%    0.0%   100.0%   100.0%    89.7%   85.2%    69.4%
  7 May, 2002..............  11.7%     0.0%     0.0%     0.0%    0.0%   100.0%    91.6%    81.5%   76.4%    58.5%
  8 June, 2002.............   0.9%     0.0%     0.0%     0.0%    0.0%   100.0%    82.6%    73.3%   67.6%    47.6%
  9 July, 2002.............   0.0%     0.0%     0.0%     0.0%    0.0%    93.2%    73.9%    65.2%   59.0%    37.0%
 10 August, 2002...........   0.0%     0.0%     0.0%     0.0%    0.0%    85.9%    65.4%    57.2%   50.4%    26.4%
 11 September, 2002........   0.0%     0.0%     0.0%     0.0%    0.0%    78.7%    57.0%    49.3%   42.0%    16.1%
 12 October, 2002..........   0.0%     0.0%     0.0%     0.0%    0.0%    71.5%    49.4%    41.5%   33.6%     5.8%
 13 November, 2002.........   0.0%     0.0%     0.0%     0.0%    0.0%    64.4%    42.2%    33.8%   25.4%     0.0%
 14 December, 2002.........   0.0%     0.0%     0.0%     0.0%    0.0%    57.4%    35.0%    26.1%   17.2%     0.0%
 15 January, 2003..........   0.0%     0.0%     0.0%     0.0%    0.0%    50.5%    28.0%    18.6%    9.2%     0.0%
 16 February, 2003.........   0.0%     0.0%     0.0%     0.0%    0.0%    43.7%    21.0%    11.1%    1.3%     0.0%
 17 March, 2003............   0.0%     0.0%     0.0%     0.0%    0.0%    36.9%    14.0%     3.8%    0.0%     0.0%
 18 April, 2003............   0.0%     0.0%     0.0%     0.0%    0.0%    30.3%     7.2%     0.0%    0.0%     0.0%
 19 May, 2003..............   0.0%     0.0%     0.0%     0.0%    0.0%    23.8%     0.5%     0.0%    0.0%     0.0%
 20 June, 2003.............   0.0%     0.0%     0.0%     0.0%    0.0%    17.3%     0.0%     0.0%    0.0%     0.0%
 21 July, 2003.............   0.0%     0.0%     0.0%     0.0%    0.0%    10.9%     0.0%     0.0%    0.0%     0.0%
 22 August, 2003...........   0.0%     0.0%     0.0%     0.0%    0.0%     5.1%     0.0%     0.0%    0.0%     0.0%
 23 September, 2003........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 24 October, 2003..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 25 November, 2003.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 26 December, 2003.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 27 January, 2004..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 28 February, 2004.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 29 March, 2004............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 30 April, 2004............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 31 May, 2004..............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 32 June, 2004.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 33 July, 2004.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 34 August, 2004...........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 35 September, 2004........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 36 October, 2004..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 37 November, 2004.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 38 December, 2004.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 39 January, 2005..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 40 February, 2005.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 41 March, 2005............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 42 April, 2005............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 43 May, 2005..............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 44 June, 2005.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 45 July, 2005.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 46 August, 2005...........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 47 September, 2005........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 48 October, 2005..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 49 November, 2005.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 50 December, 2005.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 51 January, 2006..........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 52 February, 2006.........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 53 March, 2006............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 54 April, 2006............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 55 May, 2006..............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 56 June, 2006.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 57 July, 2006.............   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 58 August, 2006...........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
 59 September, 2006........   0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average Life (years) 0.38     0.29     0.22     0.20    0.17     1.34     1.09     0.99    0.92     0.72


--------------------
(1) See pages 22 and 23 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.


                   Percent of Initial Note Balance at Various ABS Percentages (1)

                                          Class A-3 Notes                             Class A-4 Notes
                            ---------------------------------------------------------------------------------------
Payment Date                    1.0%     1.4%     1.6%     1.8%     2.5%    1.0%     1.4%     1.6%     1.8%    2.5%
                            --------------------------------------------  -----------------------------------------
Closing Date ..........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 1  November, 2001.....       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 2  December, 2001.....       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 3  January, 2002......       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 4  February, 2002.....       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 5  March, 2002........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 6  April, 2002........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 7  May, 2002..........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 8  June, 2002.........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 9  July, 2002.........       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 10 August, 2002.......       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 11 September, 2002....       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 12 October, 2002......       100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%  100.0%
 13 November, 2002.....       100.0%   100.0%   100.0%   100.0%    94.4%  100.0%   100.0%   100.0%   100.0%  100.0%
 14 December, 2002.....       100.0%   100.0%   100.0%   100.0%    81.3%  100.0%   100.0%   100.0%   100.0%  100.0%
 15 January, 2003......       100.0%   100.0%   100.0%   100.0%    68.4%  100.0%   100.0%   100.0%   100.0%  100.0%
 16 February, 2003.....       100.0%   100.0%   100.0%   100.0%    55.8%  100.0%   100.0%   100.0%   100.0%  100.0%
 17 March, 2003........       100.0%   100.0%   100.0%    91.3%    43.3%  100.0%   100.0%   100.0%   100.0%  100.0%
 18 April, 2003........       100.0%   100.0%    95.4%    81.1%    31.1%  100.0%   100.0%   100.0%   100.0%  100.0%
 19 May, 2003..........       100.0%   100.0%    85.9%    71.1%    19.1%  100.0%   100.0%   100.0%   100.0%  100.0%
 20 June, 2003.........       100.0%    91.8%    76.5%    61.2%     7.4%  100.0%   100.0%   100.0%   100.0%  100.0%
 21 July, 2003.........       100.0%    83.0%    67.3%    51.5%     0.0%  100.0%   100.0%   100.0%   100.0%   97.0%
 22 August, 2003.......       100.0%    74.4%    58.2%    41.9%     0.0%  100.0%   100.0%   100.0%   100.0%   88.6%
 23 September, 2003....        99.2%    65.9%    49.2%    32.5%     0.0%  100.0%   100.0%   100.0%   100.0%   80.4%
 24 October, 2003......        91.7%    57.5%    40.4%    23.3%     0.0%  100.0%   100.0%   100.0%   100.0%   72.4%
 25 November, 2003.....        84.2%    49.3%    31.8%    14.2%     0.0%  100.0%   100.0%   100.0%   100.0%   64.5%
 26 December, 2003.....        76.8%    41.1%    23.2%     5.3%     0.0%  100.0%   100.0%   100.0%   100.0%   56.9%
 27 January, 2004......        69.5%    33.1%    14.9%     0.0%     0.0%  100.0%   100.0%   100.0%    97.4%   49.5%
 28 February, 2004.....        62.3%    25.2%     6.6%     0.0%     0.0%  100.0%   100.0%   100.0%    91.1%   42.2%
 29 March, 2004........        55.1%    17.5%     0.0%     0.0%     0.0%  100.0%   100.0%    98.9%    84.8%   35.2%
 30 April, 2004........        48.0%     9.8%     0.0%     0.0%     0.0%  100.0%   100.0%    93.0%    78.7%   28.4%
 31 May, 2004..........        41.0%     2.3%     0.0%     0.0%     0.0%  100.0%   100.0%    87.2%    72.7%   21.8%
 32 June, 2004.........        34.1%     0.0%     0.0%     0.0%     0.0%  100.0%    96.2%    81.6%    66.9%   15.4%
 33 July, 2004.........        27.2%     0.0%     0.0%     0.0%     0.0%  100.0%    90.8%    76.0%    61.2%    0.0%
 34 August, 2004.......        20.4%     0.0%     0.0%     0.0%     0.0%  100.0%    85.5%    70.6%    55.7%    0.0%
 35 September, 2004....        13.7%     0.0%     0.0%     0.0%     0.0%  100.0%    80.3%    65.3%    50.3%    0.0%
 36 October, 2004......         7.1%     0.0%     0.0%     0.0%     0.0%  100.0%    75.2%    60.2%    45.0%    0.0%
 37 November, 2004.....         0.6%     0.0%     0.0%     0.0%     0.0%  100.0%    70.3%    55.1%    39.9%    0.0%
 38 December, 2004.....         0.0%     0.0%     0.0%     0.0%     0.0%   95.7%    65.4%    50.2%    35.0%    0.0%
 39 January, 2005......         0.0%     0.0%     0.0%     0.0%     0.0%   90.9%    60.6%    45.4%    30.2%    0.0%
 40 February, 2005.....         0.0%     0.0%     0.0%     0.0%     0.0%   86.3%    56.0%    40.8%    25.6%    0.0%
 41 March, 2005........         0.0%     0.0%     0.0%     0.0%     0.0%   81.7%    51.4%    36.3%    21.1%    0.0%
 42 April, 2005........         0.0%     0.0%     0.0%     0.0%     0.0%   77.2%    47.1%    32.0%    16.8%    0.0%
 43 May, 2005..........         0.0%     0.0%     0.0%     0.0%     0.0%   72.8%    42.8%    27.8%     0.0%    0.0%
 44 June, 2005.........         0.0%     0.0%     0.0%     0.0%     0.0%   68.6%    38.7%    23.8%     0.0%    0.0%
 45 July, 2005.........         0.0%     0.0%     0.0%     0.0%     0.0%   64.4%    34.7%    19.9%     0.0%    0.0%
 46 August, 2005.......         0.0%     0.0%     0.0%     0.0%     0.0%   60.2%    30.9%    16.1%     0.0%    0.0%
 47 September, 2005....         0.0%     0.0%     0.0%     0.0%     0.0%   56.2%    27.1%     0.0%     0.0%    0.0%
 48 October, 2005......         0.0%     0.0%     0.0%     0.0%     0.0%   52.2%    23.5%     0.0%     0.0%    0.0%
 49 November, 2005.....         0.0%     0.0%     0.0%     0.0%     0.0%   48.3%    20.0%     0.0%     0.0%    0.0%
 50 December, 2005.....         0.0%     0.0%     0.0%     0.0%     0.0%   44.4%    16.6%     0.0%     0.0%    0.0%
 51 January, 2006......         0.0%     0.0%     0.0%     0.0%     0.0%   40.6%     0.0%     0.0%     0.0%    0.0%
 52 February, 2006.....         0.0%     0.0%     0.0%     0.0%     0.0%   37.0%     0.0%     0.0%     0.0%    0.0%
 53 March, 2006........         0.0%     0.0%     0.0%     0.0%     0.0%   33.4%     0.0%     0.0%     0.0%    0.0%
 54 April, 2006........         0.0%     0.0%     0.0%     0.0%     0.0%   29.8%     0.0%     0.0%     0.0%    0.0%
 55 May, 2006..........         0.0%     0.0%     0.0%     0.0%     0.0%   26.4%     0.0%     0.0%     0.0%    0.0%
 56 June, 2006.........         0.0%     0.0%     0.0%     0.0%     0.0%   23.0%     0.0%     0.0%     0.0%    0.0%
 57 July, 2006.........         0.0%     0.0%     0.0%     0.0%     0.0%   19.7%     0.0%     0.0%     0.0%    0.0%
 58 August, 2006.......         0.0%     0.0%     0.0%     0.0%     0.0%   16.5%     0.0%     0.0%     0.0%    0.0%
 59 September, 2006....         0.0%     0.0%     0.0%     0.0%     0.0%    0.0%     0.0%     0.0%     0.0%    0.0%
Weighted Average Life (years)   2.56     2.16     1.99     1.84     1.45    4.13     3.54     3.26     3.01    2.32

------------------

(1) See pages 22 and 23 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

             Percent of Initial Note Balance at Various ABS Percentages (1)

                                                   Class B Notes
                                  ----------------------------------------------
Payment Date                        1.0%      1.4%      1.6%      1.8%      2.5%
                                  ------    ------    ------    ------    ------
Closing Date..................    100.0%    100.0%    100.0%    100.0%    100.0%
1  November, 2001.............    100.0%    100.0%    100.0%    100.0%    100.0%
2  December, 2001.............    100.0%    100.0%    100.0%    100.0%    100.0%
3  January, 2002..............    100.0%    100.0%    100.0%    100.0%    100.0%
4  February, 2002.............    100.0%    100.0%    100.0%    100.0%    100.0%
5  March, 2002................    100.0%    100.0%    100.0%    100.0%    100.0%
6  April, 2002................    100.0%    100.0%    100.0%    100.0%    100.0%
7  May, 2002..................    100.0%    100.0%    100.0%    100.0%    100.0%
8  June, 2002.................    100.0%    100.0%    100.0%    100.0%    100.0%
9  July, 2002.................    100.0%    100.0%    100.0%    100.0%    100.0%
10 August, 2002 ..............    100.0%    100.0%    100.0%    100.0%    100.0%
11 September, 2002 ...........    100.0%    100.0%    100.0%    100.0%    100.0%
12 October, 2002 .............    100.0%    100.0%    100.0%    100.0%    100.0%
13 November, 2002 ............    100.0%    100.0%    100.0%    100.0%    100.0%
14 December, 2002 ............    100.0%    100.0%    100.0%    100.0%    100.0%
15 January, 2003 .............    100.0%    100.0%    100.0%    100.0%    100.0%
16 February, 2003 ............    100.0%    100.0%    100.0%    100.0%    100.0%
17 March, 2003 ...............    100.0%    100.0%    100.0%    100.0%    100.0%
18 April, 2003 ...............    100.0%    100.0%    100.0%    100.0%    100.0%
19 May, 2003 .................    100.0%    100.0%    100.0%    100.0%    100.0%
20 June, 2003 ................    100.0%    100.0%    100.0%    100.0%    100.0%
21 July, 2003 ................    100.0%    100.0%    100.0%    100.0%    100.0%
22 August, 2003 ..............    100.0%    100.0%    100.0%    100.0%    100.0%
23 September, 2003 ...........    100.0%    100.0%    100.0%    100.0%    100.0%
24 October, 2003 .............    100.0%    100.0%    100.0%    100.0%    100.0%
25 November, 2003 ............    100.0%    100.0%    100.0%    100.0%    100.0%
26 December, 2003 ............    100.0%    100.0%    100.0%    100.0%    100.0%
27 January, 2004 .............    100.0%    100.0%    100.0%    100.0%    100.0%
28 February, 2004 ............    100.0%    100.0%    100.0%    100.0%    100.0%
29 March, 2004 ...............    100.0%    100.0%    100.0%    100.0%    100.0%
30 April, 2004 ...............    100.0%    100.0%    100.0%    100.0%    100.0%
31 May, 2004 .................    100.0%    100.0%    100.0%    100.0%    100.0%
32 June, 2004 ................    100.0%    100.0%    100.0%    100.0%    100.0%
33 July, 2004 ................    100.0%    100.0%    100.0%    100.0%      0.0%
34 August, 2004 ..............    100.0%    100.0%    100.0%    100.0%      0.0%
35 September, 2004 ...........    100.0%    100.0%    100.0%    100.0%      0.0%
36 October, 2004 .............    100.0%    100.0%    100.0%    100.0%      0.0%
37 November, 2004 ............    100.0%    100.0%    100.0%    100.0%      0.0%
38 December, 2004 ............    100.0%    100.0%    100.0%    100.0%      0.0%
39 January, 2005 .............    100.0%    100.0%    100.0%    100.0%      0.0%
40 February, 2005 ............    100.0%    100.0%    100.0%    100.0%      0.0%
41 March, 2005 ...............    100.0%    100.0%    100.0%    100.0%      0.0%
42 April, 2005 ...............    100.0%    100.0%    100.0%    100.0%      0.0%
43 May, 2005 .................    100.0%    100.0%    100.0%      0.0%      0.0%
44 June, 2005 ................    100.0%    100.0%    100.0%      0.0%      0.0%
45 July, 2005 ................    100.0%    100.0%    100.0%      0.0%      0.0%
46 August, 2005 ..............    100.0%    100.0%    100.0%      0.0%      0.0%
47 September, 2005 ...........    100.0%    100.0%      0.0%      0.0%      0.0%
48 October, 2005 .............    100.0%    100.0%      0.0%      0.0%      0.0%
49 November, 2005 ............    100.0%    100.0%      0.0%      0.0%      0.0%
50 December, 2005 ............    100.0%    100.0%      0.0%      0.0%      0.0%
51 January, 2006 .............    100.0%      0.0%      0.0%      0.0%      0.0%
52 February, 2006 ............    100.0%      0.0%      0.0%      0.0%      0.0%
53 March, 2006 ...............    100.0%      0.0%      0.0%      0.0%      0.0%
54 April, 2006 ...............    100.0%      0.0%      0.0%      0.0%      0.0%
55 May, 2006 .................    100.0%      0.0%      0.0%      0.0%      0.0%
56 June, 2006 ................    100.0%      0.0%      0.0%      0.0%      0.0%
57 July, 2006 ................    100.0%      0.0%      0.0%      0.0%      0.0%
58 August, 2006 ..............    100.0%      0.0%      0.0%      0.0%      0.0%
59 September, 2006 ...........      0.0%      0.0%      0.0%      0.0%      0.0%
Weighted Average Life (years)       4.95      4.28      3.95      3.61      2.78

------------------------
(1) See pages 22 and 23 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

     Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

     (1)  through the distribution of interest paid on the receivables;

     (2)  from a withdrawal from the spread account;

     (3)  by an advance from the servicer; or

     (4)  by a draw on the policy.

     The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

     (1)  the weighted average of the interest rates on the notes;

     (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (3)  the per annum rate used to calculate the monthly servicing fee.

     Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you.

                                  THE INSURER

MBIA

     MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

     The   policy   issued  by  MBIA  as   insurer   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Information

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     3.   The report on Form 8-K filed by the Company on January 30, 2001.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of these materials and prior to the termination of the offering of the notes offered hereby shall be deemed to be incorporated by reference in these materials and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in these materials, shall be deemed to be modified or superseded for purposes of these materials to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

     The consolidated financial statements of MBIA, a wholly-owned subsidiary of the Company, and its subsidiaries as of December 31, 2000 and December 31, 1999, and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2001 for the six month periods ended June 30, 2001, and June 30, 2000, included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2001, are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

     The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and (3) the report on Form 8-K filed by the Company on January 30, 2001) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                       SAP
                                      --------------------------------------
                                      December 31,                 June 30,
                                         2000                        2001
                                      ------------               -----------
                                       (Audited)                 (Unaudited)
                                                  (in millions)
Admitted Assets ....................     $7,627                      $8,138
Liabilities ........................     $5,245                      $5,775
Capital and Surplus ................     $2,382                      $2,363

                                                      GAAP
                                      --------------------------------------
                                      December 31,                 June 30,
                                         2000                        2001
                                      ------------               -----------
                                       (Audited)                 (Unaudited)
                                                  (in millions)
Assets..............................     $8,450                     $8,999
Liabilities.........................     $3,642                     $3,997
Shareholder's Equity................     $4,808                     $5,002


Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                            INDEX OF PRINCIPAL TERMS

     We have listed below the terms used in these materials and the pages where definitions of the terms can be found.

ABS....................................................................     22
Banc of America........................................................      2
Company................................................................     27
ERISA..................................................................      9
First Union............................................................      2
Funding Subsidiaries...................................................      7
GAAP...................................................................     28
MBIA...................................................................     27
SAP....................................................................     28
UAC....................................................................      3